Exhibit 10.3

Private & Confidential

Dated the 30th day of December 2022

Guardforce Cash Solutions Security (Thailand) Company Limited

(as Borrower)

and

WK Venture Success Limited

(as Lender)

FOURTH SUPPLEMENTAL AGREEMENT

to

Loan Agreement

dated as of 25 August 2018, as supplemented

THIS AGREEMENT is dated the 30th day of December 2022 and is made between:

(1)	Guardforce Cash Solutions Security (Thailand) Company Limited, a company registered as a juristic person under the Civil and Commercial Code of Thailand at the Bangkok Partnerships and Companies Registration Office having its head office at No. 96 Vibhavadi-Rangsit Road, Talad Bang Khen Sub-District, Laksi District, Bangkok, Thailand (“Borrower”); and

(2)	WK Venture Success Limited, a limited liability company incorporated in the British Virgin Islands (BVI company number: 2105946) having its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“Lender”),

and is SUPPLEMENTAL to the Loan Agreement dated as of 25 August 2018, as amended and supplemented to date by the Prior Supplements (“Loan Agreement”), made between the Parties.

WHEREAS:

(A)	By the Loan Agreement, the Parties have agreed on the terms and conditions regulating the Loan in the original principal amount of US$13,421,792.82 owed by the Borrower to the Lender resulting from certain loan restructuring involving the Borrower and its affiliates.

(B)	By the Prior Supplements the original maturity date of the Loan was extended in succession to 31 December 2022, as the current maturity date in effect.

(C)	Pursuant to a deed of assignment and transfer dated 29 September 2022 (“Assignment Deed”) entered into by the Original Lender, the Lender and other party named therein, the Original Lender has assigned and transferred to the Lender (among other things) all the rights, claims, title, interest, powers, benefits, obligations and liabilities of the Original Lender as creditor and holder of the Loan and the Outstanding under or in connection with the Loan Agreement. By virtue of the Assignment Deed, the Lender has become a party to the Loan Agreement as lender in place of the Original Lender.

(D)	No repayment of principal of the Loan has been made since the last extension of the maturity date. The principal amount outstanding and due from the Borrower to the Lender in respect of the Loan remains at US$13,421,792.82 as at the date hereof.

(E)	The Borrower wishes to seek a further extension of maturity date of the Loan to 31 December 2024. The Lender is prepared to accommodate the Borrower’s request subject to, among other conditions, payment in part of interest accrued on the Loan.

(F)	Accordingly the Parties have agreed to enter into this Agreement for further amending and supplementing the terms and conditions of the Loan Agreement in the manner set forth herein.

NOW IT IS HEREBY AGREED as follows:

1.	Interpretation

1.1	In this Agreement (including the Recitals), except where otherwise provided herein and except where the context otherwise requires, expressions defined in the Loan Agreement shall have the same meaning when used herein.

1.2	In this Agreement (including the Recitals), except where the context otherwise requires:

“Overdue Interest” has the meaning given to it in Clause 2.1(2);

“Original Lender” means Profit Raider Investments Limited, being the Lender’s predecessor in title of and in the Loan and the Loan Agreement;

“Part Interest Payment” means the US$100,000 part payment of interest to be made by the Borrower at or before signing of this Agreement as contemplated under Clause 3.1(2);

“Parties” means the named parties to this Agreement and their respective successors and permitted assigns;

“Pre-conditions” means the conditions precedent set out in Clause 3.1;

“Prior Supplements” means the three several supplemental agreements dated 30 April 2019, 11 March 2020 and 31 December 2020 respectively executed by the Parties, expressed to be supplemental to the original Loan Agreement dated as of 25 August 2018;

“Specified Time” means 5:00 p.m. (Hong Kong time) on the earlier of (i) fifth Business Day from the date of this Agreement and (ii) 10 December 2022, or such later date as may be agreed by the Lender in writing;

1.3	Clauses 1.2 to 1.5 (both inclusive) of the Loan Agreement shall be deemed to be incorporated herein mutatis mutandis.

1.4	References herein to “Parties” and “Lender”, where the context so admits or requires, include a reference to the Original Lender as the original party to the Loan Agreement and the Prior Supplements entered into before the date of the Assignment Deed.

2.	Acknowledgment of Indebtedness

2.1	The Borrower hereby acknowledges and confirms to the Lender that:

(1)	as at the date hereof, the Loan in the principal amount of US$13,421,792.82 remains due and owing from the Borrower to the Lender;

(2)	the amount of unpaid interest accrued on the Loan, calculated up to 31 December 2022 (but disregarding the Part Interest Payment), is US$2,226,451.97 (“Overdue Interest”); and

(3)	no payment of the Overdue Interest has been made by the Borrower since 31 December 2020 and the full amount of Overdue Interest remains due and owing from the Borrower as at the date hereof.

3.	Conditions Precedent

3.1	Subject to Clause 3.2, this Agreement shall take effect as and when all of the following conditions precedent shall have been satisfied:

(1)	that the Lender having received on or before the Specified Time the following documents in form and substance satisfactory to it:

(a)	this Agreement duly executed by the Borrower;

(b)	certified copy resolutions of the board of directors of the Borrower, approving and authorising a person or persons to execute this Agreement;

(2)	receipt by the Lender at or before signing by the Lender of this Agreement of cleared fund from the Borrower in the amount of US$100,000 as payment in part of the Overdue Interest;

(3)	that no Event of Default shall have occurred on or before the date on which this Agreement is, but for Clause 3.2, to take effect; and

(4)	such other or further conditions as are agreed in writing between the Lender and the Borrower in relation to extension of maturity date for the Loan.

3.2	If the Pre-conditions are not fulfilled at or before the Specified Time, unless the fulfillment of which has been waived by the Lender under Clause 3.3 or an extension of time has been granted by the Lender, this Agreement (other than Clauses 8 to 10) shall be void and have no further effect.

3.3	The Pre-conditions are inserted solely for the benefit of the Lender and may be waived, in whole or in part, and with or without conditions, by the Lender in its discretion at any time without prejudicing its right to require fulfillment of such conditions in whole or in part at any time after such waiver.

4.	Extension of Maturity Date

4.1	Subject to fulfillment in full of the Pre-conditions (save as waived by the Lender), the Maturity Date shall be extended to 31 December 2024.

5.	Amendments to the Loan Agreement

5.1	All references in the Loan Agreement to “this Agreement”, “hereunder” and “herein” or other cognate expressions shall be construed as a reference to the Loan Agreement as supplemented and amended by the Prior Supplements and this Agreement, all as amended from time to time.

5.2	On and with effect from the date of fulfillment of the Pre-conditions, the Loan Agreement shall be amended (references in this Clause 5.2 to Clauses are to the clauses of the Loan Agreement) by:

(1)	deleting from the definition of “Maturity Date” in Clause 1.1 the date of “31 December 2022” and substituting with “31 December 2024”; and

(2)	deleting the existing Clause 3.6 in its entirety and substituting with the following as new Clause 3.6:

“3.6	The Borrower hereby confirms to and undertakes with the Lender that:

(1)	the amount of unpaid interest accrued on the Loan, calculated up to 31 December 2022, is US$2,226,451.97 (“Overdue Interest”);

(2)	at or before this Clause 3.6 taking effect, the Borrower has paid to the Lender the sum of US$100,000 as payment in part of the Overdue Interest, leaving the balance of US$2,126,451.97 owing by the Borrower (“Overdue Interest Balance”); and

(3)	the Borrower will pay up the Overdue Interest Balance in full on or before the Maturity Date.”

5.3	For the purposes of Clause 13.2 of the Loan Agreement, the notice details of the Lender are as follows:

Address:	Unit 3910-3913, 39/F, COSCO Tower, 183 Queen’s Road Central, Hong Kong

Attention:	Head of Legal and Compliance

E-mail:	1140cs@wealthking.com.hk

6.	Representations and Warranties

6.1	The representations and warranties set forth in Clause 7.1 of the Loan Agreement are hereby incorporated fully as if they were set forth herein in extensio and the Borrower hereby represents, warrants or, as the case may be, repeats to the Lender such representations and warranties.

7.	Confirmation of the Loan Agreement

7.1	This Agreement is supplemental to the Loan Agreement and, save as expressly provided herein, all the provisions of the Loan Agreement shall remain in full force and effect. Any provision in the Loan Agreement which is inconsistent with the changes contemplated by or provided in this Agreement shall cease to apply, or as the case may be, be modified accordingly.

7.2	Nothing in this Agreement shall have effect as or be construed as discharging or releasing or an agreement to discharge or release of the Borrower from its obligations or liabilities under the Loan Agreement unless otherwise specified in this Agreement.

7.3	The Loan Agreement and this Agreement shall henceforth be read and construed as one document.

8.	Expenses

8.1	The Borrower agrees to pay upon demand on a full indemnity basis (whether or not the Pre-conditions shall be fulfilled), all costs, expenses and charges (including legal fees) incurred by the Lender in connection with the negotiation, preparation and execution of this Agreement and any other documents ancillary hereto.

9.	Miscellaneous

9.1	The provisions of Clauses 13 and 14 (as amended by this Agreement) of the Loan Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” are references to this Agreement.

9.2	This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all the counterparts shall together constitute one and the same agreement. Transmission by fax or email of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart. Each of the parties hereto shall deliver to the other party an original counterpart of this Agreement promptly after delivery by fax or email.

9.3	It is intended by the parties hereto that this Agreement will take effect as a deed of the parties despite the fact that one or more of the parties hereto may only execute this Agreement under hand.

10.	Governing Law, Jurisdiction and Process Agent

10.1	Clause 15 of the Loan Agreement shall be deemed to be incorporated herein mutatis mutandis.

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[Signature page to Supplemental Bilateral Loan Agreement]

IN WITNESS whereof the parties hereto have executed this Agreement as a deed the day and year first above written.

Borrower

SEALED with the Common Seal of	)
Guardforce Cash Solutions Security	)
(Thailand) Company Limited and	)
SIGNED by Chu Kwok Wing, Director	)
for and on its behalf in the presence of:	)	/s/ Chu Kwok Wing
Chu Kwok Wing
Miss Chanpreeya Ekthammasut

Lender

SEALED with the Common Seal of	)
WK Venture Success Limited and	)
SIGNED by Li Xining	)
for and on its behalf in the presence of:	)	/s/ Li Xining
WONG KAM		Li Xining